Form 10-K, Exhibit 13
period 1999-12-31
MONEY STORE COMMERCIAL MORTGAGE INC
filed 2000-03-30
CIK 930743

EXHIBIT 13

                           ANNUAL SERVICER'S STATEMENT


                ANNUAL TRUST ADMINISTRATOR'S STATEMENT

    IN ACCORDANCE WITH SECTION 7.10(a)  OF THE SALE AND SERVICING AGREEMENT
    DATED AS OF MAY 31,1999, THE MONEY STORE COMMERCIAL MORTGAGE, INC.
    REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1999-1
    FOR THE YEAR ENDED DECEMBER 31, 1999.
                                                                      PRINT STATEMENT

3.  POOL PRINCIPAL DISTRIBUTION AMOUNTS:
               CLASS AS-1                    9,811,704.63
               CLASS AS-2                            0.00
               CLASS AS-3                            0.00
               CLASS MS-1                            0.00
               CLASS MS-2                            0.00
               CLASS BS                              0.00
    TOTAL POOL I PRINCIPAL DISTRIBUTION AMOUNT:                       9,811,704.63

               CLASS AN                      3,064,361.80
               CLASS MN                              0.00
               CLASS BN                              0.00
    TOTAL POOL II PRINCIPAL DISTRIBUTION AMOUNT:                      3,064,361.80

5.  CURRENT INTEREST REQUIREMENTS
               CLASS AS-1                    4,362,230.68
               CLASS AS-2                    4,695,714.06
               CLASS AS-3                    6,047,623.28
               CLASS MS-1                      791,203.02
               CLASS MS-2                      893,530.52
               CLASS BS                        595,690.18
     TOTAL POOL I INTEREST REQUIREMENTS                             17,385,991.74

               CLASS AN                      1,822,179.19
               CLASS MN                         84,885.98
               CLASS BN                        213,715.78
     TOTAL POOL II INTEREST REQUIREMENTS                             2,120,780.95

9.   AMOUNT OF INTEREST RECEIVED
               POOL I                       29,166,400.22
               POOL II                       3,489,242.52

22.  WEIGHTED AVERAGE LOAN INTEREST RATE FOR
               POOL I                              9.2318%
               POOL II                             9.9462%



      SERIES CMI 1999-1                             JANUARY     FEBRUARY    MARCH   APRIL    MAY      JUNE            JULY

3.     POOL PRINCIPAL DISTRIBUTION AMOUNTS:
               CLASS AS-1                            0.00       0.00       0.00     0.00     0.00     497,127.63       524,941.76
               CLASS AS-2                            0.00       0.00       0.00     0.00     0.00           0.00             0.00
               CLASS AS-3                            0.00       0.00       0.00     0.00     0.00           0.00             0.00
               CLASS MS-1                            0.00       0.00       0.00     0.00     0.00           0.00             0.00
               CLASS MS-2                            0.00       0.00       0.00     0.00     0.00           0.00             0.00
               CLASS BS                              0.00       0.00       0.00     0.00     0.00           0.00             0.00
                                                     -------------------------------------------------------------------------------
       TOTAL POOL I PRINCIPAL DISTRIBUTION AMOUNT:   0.00       0.00       0.00     0.00     0.00     497,127.63       524,941.76

               CLASS AN                              0.00       0.00       0.00     0.00     0.00     527,400.34       344,841.50
               CLASS MN                              0.00       0.00       0.00     0.00     0.00           0.00             0.00
               CLASS BN                              0.00       0.00       0.00     0.00     0.00           0.00             0.00
                                                     -------------------------------------------------------------------------------
      TOTAL POOL II PRINCIPAL DISTRIBUTION AMOUNT:   0.00       0.00       0.00     0.00     0.00     527,400.34       344,841.50

5.    CURRENT INTEREST REQUIREMENTS
               CLASS AS-1                            0.00       0.00      0.00      0.00     0.00     330,538.10       660,216.55
               CLASS AS-2                            0.00       0.00      0.00      0.00     0.00     349,037.71       699,642.72
               CLASS AS-3                            0.00       0.00      0.00      0.00     0.00     446,059.83       893,812.48
               CLASS MS-1                            0.00       0.00      0.00      0.00     0.00      59,062.43       118,370.24
               CLASS MS-2                            0.00       0.00      0.00      0.00     0.00      66,921.69       134,104.08
               CLASS BS                              0.00       0.00      0.00      0.00     0.00      45,095.49        90,329.01
                                                     -------------------------------------------------------------------------------
      TOTAL POOL I INTEREST REQUIREMENTS             0.00       0.00      0.00      0.00     0.00   1,296,715.25     2,596,475.08

               CLASS AN                              0.00       0.00      0.00      0.00     0.00     139,533.85       277,020.41
               CLASS MN                              0.00       0.00      0.00      0.00     0.00       6,357.60        12,739.97
               CLASS BN                              0.00       0.00      0.00      0.00     0.00      16,178.91        32,407.34
                                                     -------------------------------------------------------------------------------
               TOTAL POOL II INTEREST REQUIREMENTS   0.00       0.00      0.00      0.00     0.00     162,070.36       322,167.72

      AMOUNT OF INTEREST RECEIVED
               POOL I                                0.00       0.00      0.00      0.00     0.00   4,064,057.13     4,003,091.21
               POOL II                               0.00       0.00      0.00      0.00     0.00     473,624.05       494,341.14
                                                     -------------------------------------------------------------------------------

22.   WEIGHTED AVERAGE LOAN INTEREST RATE FOR
               POOL I                                0.000%     0.000%    0.000%    0.000%   0.000%        8.915%           8.917%
               POOL II                               0.000%     0.000%    0.000%    0.000%   0.000%        9.481%           9.481%




     SERIES CMI 1999-1                             AUGUST       SEPTEMBER      OCTOBER        NOVEMBER        DECEMBER

3. POOL PRINCIPAL DISTRIBUTION AMOUNTS:

           CLASS AS-1                             548,233.05    1,659,983.33   1,626,563.89   1,423,322.70   3,531,532.27
           CLASS AS-2                                   0.00            0.00           0.00           0.00           0.00
           CLASS AS-3                                   0.00            0.00           0.00           0.00           0.00
           CLASS MS-1                                   0.00            0.00           0.00           0.00           0.00
           CLASS MS-2                                   0.00            0.00           0.00           0.00           0.00
           CLASS BS                                     0.00            0.00           0.00           0.00           0.00
                                                  ---------------------------------------------------------------------------------
    TOTAL POOL I PRINCIPAL DISTRIBUTION AMOUNT:   548,233.05    1,659,983.33   1,626,563.89   1,423,322.70   3,531,532.27

          CLASS AN                                728,969.53      236,902.12     415,632.95     483,125.92     327,489.44
          CLASS MN                                      0.00            0.00           0.00           0.00           0.00
          CLASS BN                                      0.00            0.00           0.00           0.00           0.00
                                                  ----------------------------------------------------------------------------------
   TOTAL POOL II PRINCIPAL DISTRIBUTION AMOUNT:   728,969.53      236,902.12     415,632.95     483,125.92     327,489.44

5. CURRENT INTEREST REQUIREMENTS
          CLASS AS-1                              626,701.38     636,817.74     653,067.46      623,668.65     831,220.80
          CLASS AS-2                              666,347.39     679,424.55     705,260.51      681,775.50     914,225.68
          CLASS AS-3                              855,406.48     872,863.75     905,239.06      887,146.98   1,187,094.70
          CLASS MS-1                              112,605.40     114,652.77     118,973.72      115,020.83     152,517.63
          CLASS MS-2                              127,457.86     129,633.08     134,484.54      130,024.13     170,905.14
          CLASS BS                                 85,602.23      86,753.95      89,926.56       86,961.00     111,021.94
                                                ------------------------------------------------------------------------------------
    TOTAL POOL I INTERST REQUIREMENTS           2,474,120.74   2,520,145.84   2,606,951.85    2,524,597.09   3,366,985.89

          CLASS AN                                262,106.80      63,589.56     272,386.98      261,277.83     346,263.76
          CLASS MN                                 12,108.58       12,315.23     12,776.12       12,352.38      16,236.10
          CLASS BN                                 30,711.52       31,124.72     32,262.95       31,199.00      39,831.34
                                                ------------------------------------------------------------------------------------
    TOTAL POOL II INTEREST REQUIREMENTS           304,926.90      307,029.51    317,426.05      304,829.21     402,331.20

    AMOUNT OF POOL RECEIVED
          POOL I                                4,595,281.46    3,707,420.51   3,922,743.05    4,558,066.76   4,315,740.10
          POOL II                                 602,246.05      358,073.90     526,078.07      534,566.45     500,312.86
                                                ------------------------------------------------------------------------------------

22. WEIGHTED AVERAGE LOAN INTEREST RATE FOR
          POOL I                                      8.917%           8.9146%       9.2344%         9.2341%        9.2318%
          POOL II                                     9.481%           9.4806%       9.9467%         9.9463%        9.9462%



BY:
   ------------------------
   STEPHANIE CALLAHAN
   ASSISTANT VICE PRESIDENT