Form 10-K, Exhibit 13
period 2000-12-31
MONEY STORE COMMERCIAL MORTGAGE INC
filed 2001-04-17
CIK 930743

EXHIBIT 13

                           ANNUAL SERVICER'S STATEMENT


                     ANNUAL TRUST ADMINISTRATOR'S STATEMENT

     IN ACCORDANCE WITH SECTION 7.10(a) OF THE SALE AND SERVICING AGREEMENT DATED AS OF MAY 31,1999, THE MONEY STORE COMMERCIAL MORTGAGE, INC. REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1999-1 FOR THE YEAR ENDED DECEMBER 31, 2000.

3.   POOL PRINCIPAL DISTRIBUTION AMOUNTS:
          CLASS AS-1                              31,446,645.13
          CLASS AS-2                                       0.00
          CLASS AS-3                                       0.00
          CLASS MS-1                                       0.00
          CLASS MS-2                                       0.00
          CLASS BS                                         0.00
     TOTAL POOL I PRINCIPAL DISTRIBUTION AMOUNT:                   31,446,645.13

          CLASS AN                                 7,514,859.50
          CLASS MN                                         0.00
          CLASS BN                                         0.00
     TOTAL POOL II PRINCIPAL DISTRIBUTION AMOUNT:                   7,514,859.50

5.   CURRENT INTEREST REQUIREMENTS
          CLASS AS-1                               7,564,001.37
          CLASS AS-2                               9,707,242.13
          CLASS AS-3                              12,570,031.51
          CLASS MS-1                               1,620,256.01
          CLASS MS-2                               1,816,325.11
          CLASS BS                                 1,181,511.24
     TOTAL POOL I INTEREST REQUIREMENTS                            34,459,367.37

          CLASS AN                                 3,445,233.79
          CLASS MN                                   172,552.05
          CLASS BN                                   423,890.81
     TOTAL POOL II INTEREST REQUIREMENTS                            4,041,676.65

9.   AMOUNT OF INTEREST RECEIVED
          POOL I                                  50,542,422.42
          POOL II                                  6,114,501.82

22.  WEIGHTED AVERAGE LOAN INTEREST RATE FOR
          POOL I                                                         9.9912%
          POOL II                                                       11.0994%

BY: /s/ Stephanie Callahan
   ---------------------------
     Stephanie Callahan
     Assistant Vice President